Exhibit 99.1
Company contact:
Mr. Douglas A. Lentz, COO
(505) 464-7777
FOR IMMEDIATE RELEASE:
INN OF THE MOUNTAIN GODS RESORT AND CASINO ANNOUNCES
APPOINTMENT OF CHIEF FINANCIAL OFFICER
     MESCALERO, NM—September 4, 2008—Inn of the Mountain Gods Resort and Casino (“IMGRC”), a business enterprise of the Mescalero Apache Tribe, announced today that Mr. Daniel A. McCue entered into an agreement whereby IMGRC hired Mr. McCue as the Chief Financial Officer of IMGRC effective September 1, 2008.
     Mr. McCue has more than 15 years’ experience in financial accounting. From July 1999 to the present Mr. McCue served as the Director of Finance & Administration at Seven Feathers Hotel & Casino Resort (“Feathers Resort”), Canyonville, Oregon, directing all financial activities of Feathers Resort with direct reports from Accounting, Purchasing, Warehouse, Count Team, and Cashier Cage. Mr. McCue supervised an accounting staff of 12, a cage staff of 73, and a Warehouse/Purchasing staff of 11. As Director of Finance & Administration Mr. McCue had the following duties and responsibilities: budgeting; forecasting; developing and maintaining internal control standards; reporting to Feathers Resort’s Board of Directors, Cow Creek Tribal officials and certain other regulatory bodies; coordinating and preparing for independent audits; developing and maintaining statistical reports and other financial reports in a more efficient manner than previously utilized; preparation and recording of general ledger entries; analyzing continuing financial information; and compiling financial information for a bond offering.
     From October 1992 to June 1999 Mr. McCue served as the Assurance Manager at Grant Thornton LLP, Colorado Springs, Colorado. As Assurance Manager, Mr. McCue acted as the lead auditor and manager in audit engagements with various types of entities requiring financial and compliance audits, with an emphasis on casino audit engagements in Colorado limited stakes gaming establishments, and certain commercial, governmental and non-profit clients.
     Mr. McCue received a Bachelor of Science in Business, Accounting Option from Montana State University, Bozeman, Montana (1992).
     Commenting on this change, COO Douglas Lentz, said, “I am confident that Mr. McCue’s valuable experience will be pivotal to IMGRC’s future success.”
ABOUT INN OF THE MOUNTAIN GODS RESORT AND CASINO
     IMGRC is a business enterprise of the Mescalero Apache Tribe, a federally recognized Indian tribe with an approximately 725-square mile reservation situated in the Sacramento Mountains in south-central New Mexico. IMGRC includes all of the resort enterprises of the Mescalero Apache Tribe, including Casino Apache Travel Center, Ski Apache and IMGRC’s newest resort, which opened on March 15, 2005, and features a 273-room hotel, a 38,000 square foot casino, a fitness center and indoor swimming pool, and a 37,000 square foot convention and special events center, which includes capacity for 17,000 square feet of divisible meeting room space.
FORWARD-LOOKING STATEMENTS
     Some information included in this press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include information relating to business activities and project development. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “except,” “scheduled,” or “intend” and similar expressions. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of IMGRC. Additional information concerning these potential factors is included in IMGRC’s Annual Report on Form 10-K for the year ended April 30, 2008, filed with the Securities and Exchange Commission on July 24, 2008. The forward-looking statements included in this press release are made only as of the date of this release. IMGRC does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. IMGRC cannot assure you that projected results or events will be achieved.